Registration No. 33-


                     SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                                    20549

                                  FORM S-8
                         REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                           TEXFI INDUSTRIES, INC.
            (Exact Name of Issuer as specified in its charter)

            Delaware                                     56-0795032
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                        5400 Glenwood Avenue, Suite 215
                         Raleigh, North Carolina 27612
                  (Address of Principal Executive Offices)

                            TEXFI INDUSTRIES, INC.
                      1990 EXECUTIVE STOCK PURCHASE PLAN
                          (Full title of the plan)

                  DANE L. VINCENT, CHIEF FINANCIAL OFFICER
                          Texfi Industries, Inc.
                      5400 Glenwood Avenue, Suite 215
                       Raleigh, North Carolina 27612
                 (Name and Address of agent for service)

                              (919) 783-4736
       (Telephone Number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE


Title of Securities to be   Amount to be      Proposed Maximum               Proposed    Amount of
Registered                  Registered (1)    Offering Price Per Share (2)   Maximum     Registration Fee
                                                                             Aggregate   (2)
                                                                             Offering
                                                                             Price (2)

Common Stock, par           200,000 shares    $4.47                          $894,000    $271.00
value $1.00 per share



(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.

(2) Computed pursuant to Rule 457(h) and 457(c), based on the high and low prices reported in the consolidated reporting system for July 7, 1997.

Approximate date of sale to the public: Upon effectiveness of this Registration Statement.

                Registration of Additional Shares

        This Registration Statement is filed to register 200,000 additional shares of the Common Stock of Texfi Industries, Inc. (the "Company") issuable pursuant to an amendment to the Company's 1990 Executive Stock Purchase Plan. The contents of the Company's Form S-8 Registration Statement (No. 33-38527), previously filed with the Securities and Exchange Commission, are hereby incorporated by reference.

Item 8. Exhibits.

        The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation
S-K, are filed as part of this registration statement:

Exhibit No.     Exhibit

        5       Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C.

        24(a)   Consent of Ernst & Young LLP

        24(b)   Consent of Schell Bray Aycock Abel & Livingston P.L.L.C.
               is included in its opinion filed herewith as

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on July 8, 1997.

                                 TEXFI INDUSTRIES, INC.


                                 By:/s/Richard L. Kramer

                                     Richard L. Kramer
                                     Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                Title                              Date


/s/Richard L. Kramer         Chairman of the Board              July 8, 1997
Richard L. Kramer            of Directors


/s/William L. Remley         Chief Executive Officer            July 8, 1997
William L. Remley


/s/Andrew J. Parise, Jr.     Director                           July 8, 1997
Andrew J. Parise, Jr.


/s/Richard C. Hoffman        Director                           July 8, 1997
Richard C. Hoffman


/s/Joel J. Karp              Director                           July 8, 1997
Joel J. Karp


/s/John D. Mazzuto           Director                           July 8, 1997
John D. Mazzuto


/s/Dane L. Vincent           Chief Financial Officer,           July 8, 1997
Dane L. Vincent              Vice President and Treasurer
                             (principal financial and
                              accounting officer)